CERTIFICATE OF DESIGNATION OF THE SERIES, PREFERENCES,
                     LIMITATIONS AND RELATIVE RIGHTS OF THE
                                   SERIES A-P
                      MANDATORY CONVERTIBLE PREFERRED STOCK
                                $ .001 PAR VALUE
                                       OF
                                 THRUCOMM, INC.

          ------------------------------------------------------------
      Pursuant to Section 607.0602 of the Florida Business Corporation Act
          ------------------------------------------------------------

     The undersigned DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors (the "BOARD OF DIRECTORS") of THRUCOMM, INC., a Florida corporation (the "CORPORATION"), at a meeting duly convened and held on December 31, 1997, duly adjourned and reconvened on January 5, 1998, at which a quorum was present and acted throughout:

     WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Articles of Incorporation of the Corporation (the "ARTICLES OF INCORPORATION"), to provide by resolution or resolutions for the issuance of shares of preferred stock of the Corporation, in one or more series with such voting powers, full or limited, or without voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in a resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in the Articles of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the Florida Business Corporation Act; and

     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its aforesaid authority, to authorize and fix the terms of several series of preferred stock and the number of shares constituting such series;

     NOW, THEREFORE, BE IT RESOLVED:

     1.   DESIGNATION  AND NUMBER OF SHARES.

          There shall be hereby established sixteen (16) series of the preferred stock of the Corporation, each series with a par value $.001 per share, designated as follows: (i) "Series A Mandatory Convertible Preferred Stock" (the "SERIES A PREFERRED STOCK"), (ii) "Series B Mandatory Convertible Preferred Stock" (the "SERIES B PREFERRED STOCK"), (iii) "Series C Mandatory Convertible Preferred Stock" (the "SERIES C PREFERRED STOCK"),
     (iv)  "Series D  Mandatory  Convertible  Preferred  Stock"  (the  "SERIES D

     PREFERRED STOCK"), (v) "Series E Mandatory Convertible Preferred Stock" (the "SERIES E PREFERRED STOCK"), (vi) "Series F Mandatory Convertible Preferred Stock" (the "SERIES F PREFERRED STOCK"), (vii) "Series G Mandatory Convertible Preferred Stock" (the "SERIES G PREFERRED STOCK"),
     (viii) "Series H Mandatory Convertible Preferred Stock" (the "SERIES H PREFERRED STOCK"), (ix) "Series I Mandatory Convertible Preferred Stock" (the "SERIES I PREFERRED STOCK"), (x) "Series J Mandatory Convertible Preferred Stock" (the "SERIES J PREFERRED STOCK"), (xi) "Series K Mandatory Convertible Preferred Stock" (the "SERIES K PREFERRED STOCK"), (xii) "Series L Mandatory Convertible Preferred Stock" (the "SERIES L PREFERRED STOCK"), (xiii) "Series M Mandatory Convertible Preferred Stock" (the
     "SERIES M PREFERRED STOCK"), (xiv) "Series N Mandatory Convertible Preferred Stock" (the "SERIES N PREFERRED STOCK"), (xv) "Series O Mandatory Convertible Preferred Stock" (the "SERIES O PREFERRED STOCK"), (xvi) "Series P Mandatory Convertible Preferred Stock" (the "SERIES P PREFERRED STOCK") (such series being hereinafter referred to collectively as the "PREFERRED STOCK"). The authorized number of shares of each series of Preferred Stock shall be one (1), which number of shares may be increased from time to time by resolution of the Board of Directors, subject to paragraph 5(b)(iv) hereof.

     2.   RANK.

          a. The Preferred Stock shall, with respect to distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank senior to the Corporation's common stock, no par value per share (the "COMMON STOCK"). The Preferred Stock shall, with respect to distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, rank junior to the Corporation's Series A Senior Convertible Preferred Stock, par value $.001 per share (the "SERIES A SENIOR PREFERRED STOCK") and Series B Senior Convertible Preferred Stock, par value $.001 per share (the "SERIES B SENIOR PREFERRED STOCK").

          b. All classes or series of Capital Stock of the Corporation simultaneously or hereafter created that does not expressly provide that it rank on a parity with or senior to the Preferred Stock with respect to distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, shall rank junior to the Preferred Stock, and together with all classes or series of Capital Stock of the Corporation which expressly provide that it rank junior to the Preferred Stock with respect to distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation, all such Capital Stock are collectively referred to herein as "JUNIOR STOCK". All classes or series of Capital Stock of the Corporation simultaneously or hereafter created which expressly provide that it rank on a parity with the Preferred Stock with respect to distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation are collectively referred to herein as "PARITY STOCK". All classes or series of Capital Stock of the Corporation simultaneously or hereafter created which expressly provide that it rank senior to the Preferred Stock with respect to distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation are collectively referred to herein as "SENIOR STOCK".

     3.   DIVIDENDS OR DISTRIBUTIONS.

          So long as any shares of Preferred Stock are outstanding, no dividend or distribution (except a dividend or distribution paid in Common Stock or any other Capital Stock of the Corporation ranking junior to the Preferred Stock as to distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation) shall be declared or paid or set aside for payment on the Common Stock or on any other Capital Stock of the Corporation nor, except for the Series B Senior Preferred Stock, shall any Common Stock or other Capital Stock of the Corporation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, except by conversion into, or exchange for, Common Stock or other Capital Stock of the Corporation ranking junior to the Preferred Stock as to distributions of assets and rights upon the liquidation, winding up and dissolution of the Corporation.

     4.   LIQUIDATION RIGHTS.

          a. LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, winding up and dissolution of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid for each share held, out of the assets of the Corporation available for distribution to its shareholders (the "AVAILABLE ASSETS"), before any payment shall be made or any assets distributed to the holders of any shares of Junior Stock. In addition to any distribution to the holders of shares of Preferred Stock upon liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Preferred Stock shall be entitled to receive twenty percent (20%) of the Available Assets otherwise payable to the holders of shares of Common Stock. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation to, or a consolidation or merger of the Corporation with, one or more other corporation or corporations (whether or not the Corporation is the surviving corporation in such consolidation or merger) will not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, within the meaning of the provisions of this paragraph 4.

          b. LIQUIDATION PAYMENT. Upon any liquidation, dissolution or winding up of the Corporation, the holders of Preferred Stock shall be entitled to receive amount which shall be determined as follows (such distribution to each series of Preferred Stock, a "LIQUIDATION PAYMENT"):

               (i) The excess, if any, of the Available Assets after any distribution of Available Assets to any holder of shares of the Capital Stock of the Corporation ranking senior to the Preferred Stock with respect to distributions of Available Assets (the "REMAINDER AVAILABLE ASSETS"), shall be allocated in accordance with the calculations for determining the Datalinc Value and the Fastcom Value, (the result of such allocations of Remainder Available Assets, the "DATALINC LIQUIDATION VALUE" and the "FASTCOM LIQUIDATION VALUE", respectively).

               (ii) The Fastcom Liquidation Value shall be allocated to the holders of Series H-P Preferred Stock as follows: (A) First, PARI PASSU to the holders of Series H, J, K, and M Preferred Stock to satisfy Earned Preferred Returns on such series, if any. (B) Second, PARI PASSU to the holders of Series H-P Preferred Stock in accordance with the Conversion Rate of each such series before performing calculation (C), as set forth in paragraph 6(b) of this Certificate.

               (iii) The Datalinc Liquidation Value shall be allocated to the holders of Series A-G Preferred Stock as follows: (A) First, to the holders of the Series A-E Preferred Stock as follows: 37.85% to the Series A Preferred Stock, 17.28% to the Series B Preferred Stock, 10.86% to the Series C Preferred Stock, 18.27% to the Series D Preferred Stock, and 15.47% to the Series E Preferred Stock, until the Series A-E Earned Preferred Returns have been paid in full. (B) Second, PARI PASSU to the holders of the Series A-G Preferred Stock in accordance with the Conversion Rate of each such series, before performing calculation (C).

               Upon any such liquidation, winding up and dissolution, after the holders of each series of Preferred Stock shall have been paid in full each series' Liquidation Payment, the remaining Available Assets, if any, may be distributed to the holders of the Junior Stock.

          d. NOTICE. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation.

          e. PRIORITY. All of the preferential amounts to be paid to the holders of the Preferred Stock shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of Common Stock and any Junior Stock as to distributions upon liquidation.

     5.   VOTING RIGHTS.

          a. GENERAL. Except as otherwise provided by law and in the Articles of Incorporation, the holders of Preferred Stock and Common Stock shall vote together as a single class on all matters to be voted on by the shareholders of the Corporation on the following bases: (1) each holder of Preferred Stock shall be entitled to one vote for each share of Common Stock which would be issuable to such holder upon the conversion of all of the shares of Preferred Stock so held on the record date for the determination of shareholders entitled to vote; and (2) each holder of Common Stock shall be entitled to one vote per share. In any case in which holders of Series A-P Preferred Stock shall be entitled to vote as separate classes pursuant to Florida law or this Certificate, (excluding the prior sentence hereof), each holder of each such series shall be entitled to one vote for each share of Preferred Stock.

          b. SHAREHOLDER APPROVALS. So long as any of the shares of Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or the Articles of Incorporation and in addition to any other vote required by law, without the prior consent of the holders of the outstanding shares of Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, the Corporation will not:

               (i) authorize or issue a new class of equity securities (or any equity or debt securities convertible into equity securities) ranking senior to or PARI PASSU with the Preferred Stock;

               (ii) authorize or effect any capital reorganization or reclassification of any securities (or securities convertible into other securities) into equity securities of the Corporation ranking senior to or PARI PASSU with the Preferred Stock;

               (iii) amend, alter or repeal this Certificate, the Articles of Incorporation, or the Bylaws of the Corporation in any manner so as to adversely affect the respective rights, privileges and preferences of the Preferred Stock; or

               (iv) authorize the issuance of additional shares of Preferred Stock.

     6.   CONVERSION OF PREFERRED STOCK.

          a. GENERAL. Subject to the terms and conditions of this paragraph 6, the Preferred Stock shall be mandatorily convertible into an aggregate of 6,733,333 fully paid and nonassessable whole shares of Common Stock (the "Underlying Shares"), upon the occurrence of a Mandatory Conversion Event and in the manner hereinafter provided.

          b. CONVERSION RATE.

               (i) Upon the occurrence of a Mandatory Conversion Event, each share of Preferred Stock shall be automatically converted into a number of Underlying Shares that is determined as to each series of Preferred Stock as follows:

                    SERIES A  PREFERRED  STOCK  CONVERSION  RATE.  The  Series A
               Preferred Stock shall be converted into a number of Underlying Shares equal to the result obtained from the following calculations: (A) The addition of (a) the value of the Series A Earned Preferred Return, plus (b) 18.921% of the excess if any of the Datalinc Value and the net portion of the Fastcom Value allocated to the Series L Preferred Stock after the payment in full of all of the  Earned  Preferred  Returns  of the Series A-E
               Preferred Stock. (B) The division of the sum obtained in calculation A by the Remainder Conversion Value. (C) The multiplication of the number obtained in calculation B by 6,733,333.

                    SERIES B  PREFERRED  STOCK  CONVERSION  RATE.  The  Series B
               Preferred Stock shall be converted into a number of Underlying Shares equal to the result obtained from the following calculations: (A) The addition of (a) the value of the Series B Earned Preferred Return, plus (b) 8.642% of the excess if any of the Datalinc Value and the net portion of the Fastcom Value allocated to the Series L Preferred Stock after the payment in full of all of the  Earned  Preferred  Returns  of the Series A-E
               Preferred Stock. (B) The division of the sum obtained in calculation A by the Remainder Conversion Value. (C) The multiplication of the number obtained in calculation B by 6,733,333.

                    SERIES C  PREFERRED  STOCK  CONVERSION  RATE.  The  Series C
               Preferred Stock shall be converted into a number of Underlying Shares equal to the result obtained from the following calculations: (A) The addition of (a) the value of the Series C Earned Preferred Return, plus (b) 5.429% of the excess if any of the Datalinc Value and the net portion of the Fastcom Value allocated to the Series L Preferred Stock after the payment in full of all of the  Earned  Preferred  Returns  of the Series A-E
               Preferred Stock. (B) The division of the sum obtained in calculation A by the Remainder Conversion Value. (C) The multiplication of the number obtained in calculation B by 6,733,333.

                    SERIES D  PREFERRED  STOCK  CONVERSION  RATE.  The  Series D
               Preferred Stock shall be converted into a number of Underlying Shares equal to the result obtained from the following calculations: (A) The addition of (a) the value of the Series D Earned Preferred Return, plus (b) 9.137% of the excess if any of the Datalinc Value and the net portion of the Fastcom Value allocated to the Series L Preferred Stock after the payment in full of all of the  Earned  Preferred  Returns  of the Series A-E
               Preferred Stock. (B) The division of the sum obtained in calculation A by the Remainder Conversion Value. (C) The multiplication of the number obtained in calculation B by 6,733,333.

                    SERIES E  PREFERRED  STOCK  CONVERSION  RATE.  The  Series E
               Preferred Stock shall be converted into a number of Underlying Shares equal to the result obtained from the following calculations: (A) The addition of (a) the value of the Series E Earned Preferred Return, plus (b) 7.871% of the excess if any of the Datalinc Value and the net portion of the Fastcom Value allocated to the Series L Preferred Stock after the payment in full of all of the  Earned  Preferred  Returns  of the Series A-E
               Preferred Stock. (B) The division of the sum obtained in calculation A by the Remainder Conversion Value. (C) The multiplication of the number obtained in calculation B by 6,733,333.

                    SERIES F  PREFERRED  STOCK  CONVERSION  RATE.  The  Series F
               Preferred Stock shall be converted into a number of Underlying Shares equal to the result obtained from the following calculations: (A) 4.0% of the excess if any of the Datalinc Value and the Fastcom Value after the payment in full of all of the Earned Preferred Returns of the Series A-E Preferred Stock. (B)

               The division of the number obtained in calculation A by the Remainder Conversion Value. (C) The multiplication of the number obtained in calculation B by 6,733,333.

                    SERIES G  PREFERRED  STOCK  CONVERSION  RATE.  The  Series G
               Preferred Stock shall be converted into a number of Underlying Shares equal to the result obtained from the following calculations: (A) 46.0% of the excess if any of the Datalinc Value and the Fastcom Value after the payment in full of all of the Earned Preferred Returns of the Series A-E Preferred Stock.
               (B) The division of the number obtained in calculation A by the Remainder Conversion Value. (C) The multiplication of the number obtained in calculation B by 6,733,333.

                    SERIES H  PREFERRED  STOCK  CONVERSION  RATE.  The  Series H
               Preferred Stock shall be converted into a number of Underlying Shares equal to the result obtained from the following calculations: (A) The addition of (a) the value of the Series H Earned Preferred Return, if any, plus (b) 2.184% of the Fastcom Value. (B) The division of the sum obtained in calculation A by the Remainder Conversion Value. (C) The multiplication of the number obtained in calculation B by 6,733,333.

                    SERIES I  PREFERRED  STOCK  CONVERSION  RATE.  The  Series I
               Preferred Stock shall be converted into a number of Underlying Shares equal to the result obtained from the following calculations: (A) 0.546% of the Fastcom Value. (B) The division of the number obtained in calculation A by the Remainder Conversion Value. (C) The multiplication of the number obtained in calculation B by 6,733,333.

                    SERIES J  PREFERRED  STOCK  CONVERSION  RATE.  The  Series J
               Preferred Stock shall be converted into a number of Underlying Shares equal to the result obtained from the following calculations: (A) The addition of (a) the value of the Series J Earned Preferred Return , if any, plus (b) 11.755% of the Fastcom Value. (B) The division of the sum obtained in calculation A by the Remainder Conversion Value. (C) The multiplication of the number obtained in calculation B by 6,733,333.

                    SERIES  K  PREFERRED  STOCK  CONVERSION  RATE.  (Series  K -
               RESERVED)

                    SERIES L  PREFERRED  STOCK  CONVERSION  RATE.  The  Series L
               Preferred Stock shall be converted into a number of Underlying Shares equal to the result obtained from the following calculations: (A) The difference between (a) 79.262% of the Fastcom Value, minus (b) the sum of any Series H, J, K, and M Earned Preferred Returns. (B) The division of the sum obtained in calculation A by the Remainder Conversion Value. (C) The multiplication of the number obtained in calculation B by 6,733,333.

                    SERIES M  PREFERRED  STOCK  CONVERSION  RATE.  The  Series M
               Preferred  Stock shall be converted  into a number of  Underlying

               Shares  equal  to  the  result   obtained   from  the   following
               calculations: (A) The addition of (a) the value of the Series M Earned Preferred Return , if any, plus (b) 0.01% of the Fastcom Value. (B) The division of the sum obtained in calculation A by the Remainder Conversion Value. (C) The multiplication of the number obtained in calculation B by 6,733,333.

                    SERIES N  PREFERRED  STOCK  CONVERSION  RATE.  The  Series N
               Preferred Stock shall be converted into a number of Underlying Shares equal to the result obtained from the following calculations: (A) 2.356% of the Fastcom Value. (B) The division of the number obtained in calculation A by the Remainder Conversion Value. (C) The multiplication of the number obtained in calculation B by 6,733,333.

                    SERIES O  PREFERRED  STOCK  CONVERSION  RATE.  The  Series O
               Preferred Stock shall be converted into a number of Underlying Shares equal to the result obtained from the following calculations: (A) 0.982% of the Fastcom Value. (B) The division of the number obtained in calculation A by the Remainder Conversion Value. (C) The multiplication of the number obtained in calculation B by 6,733,333.

                    SERIES P  PREFERRED  STOCK  CONVERSION  RATE.  The  Series P
               Preferred Stock shall be converted into a number of Underlying Shares equal to the result obtained from the following calculations: (A) 1.0% of the Fastcom Value. (B) The division of the number obtained in calculation A by the Remainder Conversion Value. (C) The multiplication of the number obtained in calculation B by 6,733,333.

                    (ii) Upon the  occurrence of a Mandatory  Conversion  Event, the Corporation shall forthwith file at each office designated to accept the conversion of Preferred Stock, a statement, signed by the President, any Vice President or the Treasurer of the Corporation, showing in reasonable detail the calculation of the Conversion Rate as to each series of Preferred Stock. The Corporation shall also cause a notice setting forth such calculations to be sent by mail, first class, postage prepaid, to each record holder of Preferred Stock at his or its address appearing on the stock register.

               c. EARNED PREFERRED RETURNS. Upon a Mandatory Conversion Event, there shall be no Earned Preferred Returns on the Preferred Stock, except as set forth below:

                    SERIES A  EARNED  PREFERRED  RETURN.  The  Earned  Preferred
               Return on the Series A Preferred Stock shall be an amount equal to the aggregate Preferred Return on the Adjusted Capital Investment (as such terms are defined in the partnership agreement of Datalinc, Ltd.) of all holders of Datalinc's Series 100 Units, as accrued through the date of a Mandatory Conversion Event.

                    SERIES B  EARNED  PREFERRED  RETURN.  The  Earned  Preferred
               Return on the Series B Preferred Stock shall be an amount equal to the aggregate Preferred Return on the Adjusted Capital Investment (as such terms are defined in the partnership agreement of Datalinc, Ltd.) of all holders of Datalinc's Series 200 Units, as accrued through the date of a Mandatory Conversion Event.

                    SERIES C  EARNED  PREFERRED  RETURN.  The  Earned  Preferred
               Return on the Series C Preferred Stock shall be an amount equal to the aggregate Preferred Return on the Adjusted Capital Investment (as such terms are defined in the partnership agreement of Datalinc, Ltd.) of all holders of Datalinc's Series 300 Units, as accrued through the date of a Mandatory Conversion Event.

                    SERIES D  EARNED  PREFERRED  RETURN.  The  Earned  Preferred
               Return on the Series D Preferred Stock shall be an amount equal to the aggregate Preferred Return on the Adjusted Capital Investment (as such terms are defined in the partnership agreement of Datalinc, Ltd.) of all holders of Datalinc's Series 300E1 Units, as accrued from June 1, 1993 through the date of a Mandatory Conversion Event.

                    SERIES E  EARNED  PREFERRED  RETURN.  The  Earned  Preferred
               Return on the Series E Preferred Stock shall be an amount equal to the aggregate Preferred Return on the Adjusted Capital Investment (as such terms are defined in the partnership agreement of Datalinc, Ltd.) of all holders of Datalinc's Series 300E2 Units, as accrued from September 1, 1993 through the date of a Mandatory Conversion Event.

                    SERIES H  EARNED  PREFERRED  RETURN.  The  Earned  Preferred
               Return on the Series H Preferred Stock shall be a number equal to the Discounted Fastcom Value, if the Discounted Fastcom Value is equal to or greater than $18,431,595. If the Discounted Fastcom Value is less than $18,431,595, the Series H Earned Preferred Return shall be a number equal to the result obtained from the following calculations: (A) The division of 18,431,595 by the Discounted Fastcom Value. (B) The multiplication of the number obtained in calculation A by 2.184%. (C) The multiplication of the number obtained in calculation B by the Fastcom Value. (D) The Fastcom Value multiplied by 2.184%. (E) The difference between the numbers obtained in calculations C and D. The Series H Preferred Stock shall not be entitled to an Earned Preferred Return unless the Mandatory Conversion Event is an IPO.

                    SERIES J  EARNED  PREFERRED  RETURN.  The  Earned  Preferred
               Return on the Series J Preferred Stock shall be a number equal to the Discounted Fastcom Value, if the Discounted Fastcom Value is equal to or greater than $19,894,940. If the Discounted Fastcom Value is less than $19,894,940, the Series J Earned Preferred Return shall be a number equal to the result obtained from the following calculations: (A) The division of 19,894,940 by the Discounted Fastcom Value. (B) The multiplication of the number obtained in calculation A by 11.757%. (C) The multiplication of the number obtained in calculation B by the Fastcom Value. (D) The Fastcom Value multiplied by 11.757%. (E) The difference between the numbers obtained in calculations C and D. The Series J Preferred Stock shall not be entitled to an Earned Preferred Return unless the Mandatory Conversion Event is an IPO.

                    SERIES K EARNED PREFERRED RETURN.

                    (Series K - RESERVED)

                    SERIES M EARNED PREFERRED RETURN. (i) The Series M Preferred
               Stock shall not be entitled to an Earned Preferred Return if the Conversion Value of the Corporation is less than $30,000,000. The Series M Preferred Stock may be entitled to an Earned Preferred Return when the Conversion Value of the Corporation is at least $30,000,000 (the "SERIES M CONVERSION VALUE"), however, the Series M Conversion Value is subject to an adjustment upwards if, within 6 months from August 26, 1997, the Corporation receives a capital infusion that is reflected as equity in the financial statements of Thrucomm (a "CAPITAL INFUSION"). Upon the occurrence of any Capital Infusion, the amount of the Series M Conversion Value shall be increased dollar for dollar by the amount of such Capital Infusion or Capital Infusions, however, the Series M Conversion Value shall not exceed $35,000,000 (the "MAXIMUM SERIES M CONVERSION Value"), and any further Capital
               Infusions  shall not  further  increase  the Series M  Conversion
               Value.

               (ii) If the Series M Preferred Stock is entitled, pursuant to the conditions set forth in subsection (i) of this Paragraph 6, to an Earn Preferred Return upon the occurrence of a Mandatory Conversion Event, the amount of the Series M Earned Preferred Return shall be a number equal to $750,000 plus 4.3% of Datalinc's share of the Remainder
          Conversion Value, which number is the result of the following calculations: (A) The addition of (a) the Datalinc Value, (b) the portion of the Fastcom Value allocated to the Series L Preferred Stock, and (c) the portion of the Fastcom Value allocated to the Series M Stock, which amounts shall be mathematically discernable upon the occurrence of a Mandatory Conversion Event. (B) The sum of the Series A-E Earned Preferred Returns. (C) The difference between the numbers obtained in calculations A and B. (D) The difference between the number obtained in calculation C and $750,000. (E) The multiplication of the number obtained in calculation D by 4.3%. (F) The addition of the number obtained in calculation E and $750,000. (G) The difference between the result obtained in calculation F and 0.01% of the Fastcom Value.

          d. CONVERSION PREFERENCE.

               (i) The allocation of the Fastcom Value to the holders of Series H-P Preferred Stock shall be in the order as follows: (A) First, PARI PASSU to the holders of Series H, J, K, and M Preferred Stock to satisfy Earned Preferred Returns on such series, if any. (B) Second, pari passu to the holders of Series H-P Preferred Stock in accordance with the Conversion Rate of each such series.

               (ii) The allocation of the Datalinc Value to the holders of the Series A-G Preferred Stock shall be in the order which follows: (A) First, to the holders of the Series A-E Preferred Stock as follows:
          37.85% to the Series A Preferred Stock, 17.28% to the Series B Preferred Stock, 10.86% to the Series C Preferred Stock, 18.27% to the Series D Preferred Stock, and 15.47% to the Series E Preferred Stock, until the Series A-E Earned Preferred Returns have been paid in full.
          (B) Second, PARI PASSU to the holders of the Series A-G Preferred Stock in accordance with the Conversion Rate of each such series.

          e. ISSUANCE OF COMMON STOCK CERTIFICATES; TIME CONVERSION EFFECTED.

               (i) As soon as reasonably practicable following the receipt of the notice set forth in paragraph 6(b)(ii) above, each holder of Preferred Stock shall surrender to the Corporation at its principal offices, or to any transfer agent for the Corporation, (A) the certificate or certificates representing such shares of Preferred Stock to be converted and (B) transfer instrument or instruments satisfactory to the Corporation and sufficient to transfer such shares of Preferred Stock to the Corporation free of any adverse interest. Such notice shall also state the name or names (with addresses) in which the certificates for shares issuable upon such conversion shall be issued.

               (ii) Promptly after the surrender of the certificate or certificates for the share or shares of the Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to such holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole share of Common Stock issuable upon the conversion of such share or shares of Preferred Stock.

               (iii) To the extent permitted by law, the conversion of the Preferred Stock shall be deemed to have been effected for all purposes including without limitation the taking of a record date for a meeting of the shareholders of the Corporation, at the close of business on the date on which certificate or certificates for share or shares of Preferred Stock have been surrendered as aforesaid in paragraph 6(e)(ii), and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          f. FRACTIONAL SHARES. No fractional shares shall be issued upon conversion of the Preferred Stock into Common Stock. If any fractional interest in a share of Common Stock would, except for the provisions of this paragraph, be deliverable upon such conversion, in lieu of delivering the fractional share thereof, each fractional interest shall be rounded up to the nearest whole share of Common Stock.

          g. REORGANIZATION; RECLASSIFICATION. If any capital reorganization or reclassification of the Capital Stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive Capital Stock, securities or assets with respect to or in exchange for
     Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereafter have the right to receive, upon the basis, terms and conditions specified herein, and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of the Preferred Stock, such shares of Capital Stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case, appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions of this Certificate shall thereafter be applicable, as nearly as may be, in relation to any shares of Capital Stock, securities or assets thereafter deliverable upon conversion.

          h. OTHER NOTICES. In case at any time there shall be any capital reorganization or reclassification of the Capital Stock of the Corporation, then the Corporation shall give, by first class mail, postage prepaid, return receipt requested, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, at least 30 days' prior written notice of the date when the same shall occur. Such notice shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization or reclassification.

          i. STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the conversion of the Preferred Stock as provided pursuant to paragraph 6 herein, 6,733,333 shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock, if any, which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof. The Corporation will take all such action as may be necessary on its part to assure that all such shares of Common Stock, may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed.

          j. NO REISSUANCE OF THE PREFERRED STOCK. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

          k. ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of the Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than of the holder of the Preferred Stock which is being converted. l. CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock.

     7.   MISCELLANEOUS.

          a. BUSINESS DAY. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

          b. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these resolutions (as such resolutions may be amended from time to time) and in the Articles of Incorporation of the Corporation.

          c. HEADINGS. The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          d. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Preferred Stock set forth in this Certificate (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation, shall nevertheless remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

          e. STATUS OF REACQUIRED SHARES. Shares of Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Florida) have the status of authorized and unissued shares of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

     8. DEFINITIONS. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and VICE VERSA), unless the context otherwise requires: "Articles of Incorporation" means the Articles of Incorporation of Thrucomm, Inc.

          "Available Assets" shall have the meaning ascribed to it in paragraph 4(a) hereof.

          "Board of Directors" shall have the meaning ascribed to it in the first recital hereof.

          "Business Day" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

          "Capital Infusion" shall have the meaning ascribed to it in paragraph 6(c)

          "Capital Stock" means, with respect to any Person, (i) any and all shares, interests, participation, rights or other equivalents thereof (however designated and whether voting or non-voting) in such Person's capital stock, and (ii) any and all rights to purchase, warrants or options exchangeable for or convertible into such capital stock, including any debt security that is exchangeable for or convertible into such capital stock.

          "Common Stock" shall have the meaning ascribed to it in paragraph 2 hereof.

          "Conversion Preference" means the order of distribution of Underlying Shares to the holders of Preferred Stock, as set forth in paragraph 6(d) hereof.

          "Conversion Rate" means the number of Underlying Shares into which a share of Preferred Stock will be converted upon the occurrence of a Mandatory Conversion Event, determined as to each such series in the manner set forth in paragraph 6(b) of this Certificate.

          "Conversion Value" means the value of Thrucomm, not less than $20,000,000, as determined at the time of a Mandatory Conversion
          Event. If the Mandatory Conversion Event is an IPO, the Conversion Value shall be an amount equal to the result obtained from the following calculations: (A) the multiplication of the gross proceeds of the IPO by the inverse of the fraction of the Corporation's Common Stock sold in the IPO, and (B) the difference between the result obtained in calculation A and the gross proceeds of the IPO. If the Mandatory Conversion Event is a Sale or Merger, the Conversion Value shall be an amount equal to the aggregate consideration proposed to be received in the Sale or Merger. If the Mandatory Conversion Event is an Investment, the Conversion Value shall be an amount equal to the aggregate value received in the Investment.

          "Corporation" means Thrucomm, Inc., a Florida corporation, and its successors and assigns.

          "Datalinc" means Datalinc, Ltd., a Florida limited partnership.

          "Datalinc Liquidation Value" means the portion of the Remainder Available Assets allocated to Datalinc, Ltd., determined at the time of a liquidation, winding up and dissolution of the Corporation, as follows: If the Remainder Available Assets is less than $30,000,000, the Datalinc Liquidation Value shall be $9,000,000. If the Remainder Available Assets is greater than or equal to $30,000,000, but less than $60,000,000, the Datalinc Liquidation Value shall be an amount equal to the result obtained from the following calculations: (A) The difference between the Remainder Available Assets and $30,000,000. (B) The result obtained in calculation A divided by the number five (5).
          (C) The sum of the result obtained in calculation B and $9,000,000. If the Remainder Available Assets is greater than or equal to $60,000,000, the Datalinc Liquidation Value shall be an amount equal to the result obtained from the following calculations: (A) The difference between the Remainder Available Assets and $60,000,000. (B) The result obtained in calculation A divided by the number ten (10).
          (C) The sum of the result obtained in calculation B and $15,000,000.

          "Datalinc Value" means the portion of the Conversion Value allocated to Datalinc, Ltd., determined at the time of a Mandatory Conversion Event as follows: If the Remainder Conversion Value is less than $30,000,000, the Datalinc Value shall be $9,000,000. If the Remainder Conversion Value is greater than or equal to $30,000,000, but less than $60,000,000, the Datalinc Value shall be an amount equal to the result obtained from the following calculations: (A) The difference between the Remainder Conversion Value and $30,000,000. (B) The result obtained in calculation A divided by the number five (5). (C) The sum of the result obtained in calculation B and $9,000,000. If the Remainder Conversion Value is greater than or equal to $60,000,000, the Datalinc Value shall be an amount equal to the result obtained from the following calculations: (A) The difference between the Remainder Conversion Value and $60,000,000. (B) The result obtained in calculation A divided by the number ten (10). (C) The sum of the result obtained in calculation B and $15,000,000.

          "Discounted Fastcom Value" means an amount equal to the product of (i) .30 and (ii) the Fastcom Value.

          "Dividend Payment Date" shall have the meaning ascribed to it in paragraph 3(a) hereof. "Earned Preferred Return" means the number, determined as to a particular series of Preferred Stock in the manner set forth in paragraph 6(c) of this Certificate upon the occurrence of a Mandatory Conversion Event.

          "Fastcom" means Fastcom, Ltd., a Florida limited partnership.

          "Fastcom Liquidation Value" shall mean an amount equal to the difference between the Remainder Available Assets and the Datalinc Liquidation Value.

          "Fastcom Value" shall mean an amount equal to the difference between the Remainder Conversion Value and the Datalinc Value.

          "Investment" means the sale by the Corporation, to one or more investors in a single transaction, of a one-third or greater interest in the Corporation.

          "IPO" means the consummation of an initial public offering of the Common Stock pursuant to an effective registration statement.

          "Junior Stock" shall have the meaning ascribed to it in paragraph 2 hereof.

          "Mandatory Conversion Event" means the earliest to occur of the following: (i) the consummation of an initial public offering of the Common Stock pursuant to an effective registration statement, (ii) a Sale or the approval by the Board of Directors of a proposed Sale and the execution of a definitive agreement for such Sale which is conditioned upon the approval of the Corporation's shareholders, (iii) a Merger or the approval by the Board of Directors of a Merger and the execution of a definitive agreement for such Merger that is conditioned  upon the approval of the  Corporation's  shareholders  or
          (iv) the sale by the Corporation, to one or more investors in a single transaction, of a one-third or greater interest in the Common Stock or other securities exercisable for or convertible into Common Stock.

          "Maximum Series M Conversion Value" shall have the meaning ascribed thereto in paragraph 6(c) hereof.

          "Merger" means the merger of the Corporation with a non-affiliated entity, whereby the Corporation is not the surviving entity.

          "Parity Stock" shall have the meaning ascribed to it in paragraph 2 hereof.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock" shall have the meaning ascribed to it in paragraph 1 hereof.

          "Remainder Available Assets" shall have the meaning ascribed to it in paragraph 4(b)(i) hereof.

          "Remainder Conversion Value " means the excess of the Conversion Value after any distribution of a portion of the Conversion Value to any person having an interest in the Corporation which interest is senior to the Preferred Stock with respect to distributions of the Conversion Value, and the interests of the Corporation's Series A Senior Convertible Preferred Stock, simultaneously or hereafter created, shall rank PARI PASSU with the Preferred Stock with respect to distributions of the Conversion Value. "Sale" means the sale of at least 80% of the Corporation's assets.

          "Senior Stock" shall have the meaning ascribed to it in paragraph 2 hereof.

          "Series A Senior Preferred Stock" shall have the meaning ascribed to it in paragraph 2 hereof.

          "Series B Senior Preferred Stock" shall have the meaning ascribed to it in paragraph 2 hereof.

          "Series M Conversion Value" shall have the meaning ascribed thereto in paragraph 6(c) hereof.

          "Underlying Shares" shall have the meaning ascribed to it in paragraph 6(a) hereof.

     FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized to (i) execute and acknowledge this Certificate setting forth these resolutions and (ii) to cause articles of amendment to the Articles of Incorporation setting forth this Certificate to be delivered to the Department of State for filing, in accordance with the requirements of Section 607.0602(4) of the Florida Business Corporation Act of the State of Florida.


     IN WITNESS WHEREOF, THRUCOMM, INC. has caused its corporate seal to be affixed hereunto and this Certificate to be duly executed by its President and attested to by its Secretary, this _____ day of January, 1998.


                                       THRUCOMM, INC.

                                       By:___________________________
                                       Name:  Mark J. Giannini

                                       Title: President




[Corporate Seal]

Attest:

By:_________________________
Name:   John F. Kolenda

Title:  Secretary